Exhibit 3.313
FORM B C A-47
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE)

(Do note write in this space)
STATE OF ILLINOIS,	}		Date Paid	8-20-71
		ss.	Initial License Fee	$ 12.50
VERMILION COUNTY IL			Franchise Tax	$ 22.97
			Filing Fee	$ 75.00

TO JOHN W. LEWIS, Secretary of State:			Clerk	$ 110.47

The undersigned,

			Address
Name	Number	Street	City	State
John E. Sebat	306	Adams Building	Danville, IL	61832

Ralph J. Swanson	306	Adams Building	Danville, IL	61832

Robert J. Banks	306	Adams Building	Danville, IL	61832
being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation hereby incorporated is: H/L Disposal Co.
ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 306 Adams Building Street, in the City of Danville (61832) County of Vermilion and the name of its initial Registered Agent at said address is: John E. Sebat                                                 (Zip Code)

ARTICLE THREE
The duration of the corporation is: Perpetual

PAID
AUG 23 1971

/s/ John W. Lewis
Secretary of State

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
     Disposal of waste products
ARTICLE FIVE
PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is                    , divided into One classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement that shares
Class	(If any)	Shares	are without par value
ONE	—	250,000	$1.00
PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are :
None

ARTICLE SIX
     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Total consideration to be
Class of shares	Number of shares	received therefor :
ONE	25,000	$25,000.00
		$
ARTICLE SEVEN
     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is: 3
ARTICLE NINE
PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $
PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $
PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $
PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $
     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.
          All property of corporation is to be located in Illinois and all its business is to be transacted at or from places of business in this State.

John E. Sebat	}
Ralph J. Swanson		Incorporators
Robert A. Banks

     NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.
OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS	}
VERMILION County		ss.
     I, Jean Haurez, A Notary Public, do hereby certify that on the 18th day of August 1971 John E. Sebat, Ralph J. Swanson and Robert J. Banks personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

Place	/s/ Jean Haurez
(NOTARIAL SEAL)	Notary Public
Here
FORM B C A-47
ARTICLES OF INCORPORATION
The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $75.00; Initial license fee of 50c per $1,000.00 or l/20th of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $100.00 and varies monthly on $100,000, or less, as follows: January, $150.00; February, $141.67; March, $133.34; April, $125.00; May, $116.67; June, $108.34; July, $100.00; August, $91.67; September, $83.34; October, $75.00; November, $66.67; December, $58.34; (See Sec. 133 BCA).
In excess of $100,000, the franchise tax per $1,000.00 is as follows: Jan., $1.50; Feb., 1.4167; March, 1.3334; April, 1.25; May, 1.1667; June, 1.0834; July, 1.00; Aug., .9167; Sept., ..8334; Oct., .75; Nov., .6667; Dec., .5834. All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.
The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $75.00.

FILED
AUG 20 1971
/s/ John W. Lewis
Secretary of State (18498—20M—3–70)

Form BCA-10.30	ARTICLES OF AMENDMENT
(Rev. Jan. 1995)		File # D4988-030-8

George H. Ryan		SUBMIT IN DUPLICATE
Secretary of State	FILED
Department of Business Services		This space for use by
Springfield, IL 62756	APR 18 1996	Secretary of State
Telephone (217) 782-1832		Date 4-18-96
GEORGE H. RYAN
Remit payment in check or money	SECRETARY OF STATE	Franchise Tax $
order, payable to “Secretary of State.”		Filing Fee* $25
Penalty $
* The filing fee for articles of amendment — $25.00
Approved: /s/ [ILLEGIBLE]
1.	CORPORATE NAME: H/L Disposal Co.
(Note 1)
2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on April 15, 1996 in the manner indicated below. (“X” one box only)
☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4 & 5)
☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
Article I: The name of the corporation is:

Brickyard Disposal & Recycling, Inc.
(NEW NAME)
All changes other than name, include on page 2
(over)

EXPEDITED

APR 18 1996

SECRETARY OF STATE

Text of Amendment
b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)
No change.

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)
No change.
5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)
No change.
(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)
No change.

	Before Amendment	After Amendment

Paid-in Capital	$ N/A	$ N/A
(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)
6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	April 15, 1996		H/L Disposal Co.
(Exact Name of Corporation at date of execution)

attested by	/s/ Thomas K. Kehoe	by	/s/ Gary Duckett
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Thomas K. Kehoe, Secretary		Gary Duckett, President
	(Type or Print Name and Title)		(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.
The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.
Dated , 19